EXHIBIT 2.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------------x
In re:                                          :        Chapter 11
                                                :        Case No. 99-10384(TLB)
PHONETEL TECHNOLOGIES, INC.,                    :
                                                :
                     Debtor.                    :
                                                :
EIN 34-1462198                                  :
-------------------------------------------------x
In re:                                          :        Chapter 11
                                                :        Case No. 99-10385(TLB)
CHEROKEE COMMUNICATIONS, INC.,                  :
                                                :
                       Debtor.                  :
                                                :
EIN 75-2256554                                  :
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                 FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
                       CONFIRMING THE JOINT REORGANIZATION
                     PLAN OF PHONETEL TECHNOLOGIES, INC. AND
                CHEROKEE COMMUNICATIONS, INC., DATED MAY 11, 1999
                -------------------------------------------------

                                  HAHN LOESER & PARKS LLP
                                  Lee D. Powar (OH ID #0033679)
                                  Royce R. Remington (OH ID #0040408)
                                  Jeffrey M. Levinson (OH ID #0046746)
                                  3300 BP Tower
                                  200 Public Square
                                  Cleveland, Ohio 44114-2301
                                  (216) 621-0150

                                  STROOCK & STROOCK & LAVAN LLP
                                  Lawrence Handelsman (NY ID #LH-6957)
                                  Christopher R. Donoho, III (NY ID #CD-4035)
                                  180 Maiden Lane
                                  New York, New York 10038-4982
                                  (212) 806-5400

                                  Attorneys for PhoneTel Technologies, Inc. and Cherokee Communications, Inc.




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                                  INTRODUCTION

                  Debtors(1) having proposed the Joint Reorganization Plan of PhoneTel Technologies, Inc. and Cherokee Communications, Inc. dated May 11, 1999 (the "Plan"); and the Bankruptcy Court having entered (A) an Order dated October 19, 1999 approving the Disclosure Statement (the "Disclosure Statement Order"), and (B) an order on the Petition Date scheduling a hearing on Confirmation of the Plan and approving form and manner of notice related thereto (the "Scheduling Order"); and Debtors having filed the Affidavit of Logan & Company, Inc. Pursuant to Local Bankruptcy Rule 3018-1(a) Certifying Tabulation of Votes with Respect to Joint Reorganization Plan Dated May 11, 1999 of PhoneTel Technologies, Inc. and Cherokee Communications, Inc. (the "Voting Declaration") on July 15, 1999 and a certificate of service and a declaration of publication of notice of the Confirmation Hearing; and the Bankruptcy Court having established October 19, 1999 at 9:30 a.m., Eastern Time, as the adjourned date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Plan (the "Confirmation Hearing"); and objections to confirmation of the Plan having been filed and/or served by each of American Mall Inc., et al (the "Landlords' Objection"); Cerberus Partners, L.P. (the "Cerberus Objections"); the County of Callahan, Texas, ET AL., Harris County, Texas, ET AL. and Angelina County, Texas ET AL. (collectively, the "Texas Taxing Authorities") (the "Texas Taxing Authorities Objection"); Daniel

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(1)      Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan (as defined herein). The rules of interpretation set forth in Section I.C of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order"). In addition, in accordance with Section I.A of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. In accordance with Section III.A of this Confirmation Order, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.


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Moos (the "Moos Objection"); and the Office of the United States Trustee (the
"U.S. Trustee Objection"); and the Landlords' Objection having been withdrawn prior to the commencement of the Confirmation Hearing; and the Texas Taxing Authorities' Objection having been withdrawn and the U.S. Trustee Objection having been withdrawn in part based upon the inclusion of the special provisions contained herein with respect to such objections; and the Bankruptcy Court having been apprised of a proposed settlement of the Cerberus Objections on the terms summarized during the Confirmation Hearing and as set forth on the term sheet annexed hereto as Exhibit A (the "Cerberus Settlement") and the Cerberus Objections and the brief in support thereof having been withdrawn pursuant to the Cerberus Settlement; and the Debtors having filed a brief in opposition to the Cerberus Objection (the "Brief") on October 7, 1999 and a memorandum of law in support of Confirmation of the Plan (the "Memorandum of Law") on October 8, 1999; and the Bankruptcy Court having reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Scheduling Order, the Voting Declaration, the Brief, the Memorandum of Law and the other papers before the Bankruptcy Court; and the Bankruptcy Court having heard the statements of counsel in support of confirmation at the Confirmation Hearing, as reflected in the record at the Confirmation Hearing; and the Bankruptcy Court having considered all testimony presented and evidence admitted at the Confirmation Hearing; and the Bankruptcy Court having taken judicial notice of the papers and pleadings on file in the Chapter 11 Cases; and the Bankruptcy Court finding that
(i) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation was adequate and appropriate, in accordance with Bankruptcy Rule 2002(b), as to all parties to be affected by the Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth in the Memorandum of Law (as modified by the Cerberus Settlement) and at the Confirmation


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Hearing, and as set forth in this Confirmation Order, establish just cause for the relief granted herein; the Bankruptcy Court hereby makes the following Findings of Fact, Conclusions of Law and Order:(2)

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW.

   A. JURISDICTION AND VENUE.

      On July 14, 1999 Debtors commenced their respective cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Pursuant to 28 U.S.C. ss. 1408, venue in the United States Bankruptcy Court for the Southern District of New York for the Chapter 11 Cases was proper as of the Petition Date and continues to be proper.

   B. COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE.

      1. SECTION 1129(a)(1) -- COMPLIANCE OF THE PLAN WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

      The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123.

         a. SECTIONS 1122 AND 1123(a)(1)-(4) -- CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

      As required by sections 1122(a) and 1123(a)(1) of the Bankruptcy Code,
Article II of the Plan designates Classes of Claims and Interests, other than DIP Facility Claims, Administrative Claims, and Priority Tax Claims.(3) As required by section 1122(a), each Class of Claims and Interests

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(2)      This Confirmation Order constitutes the Bankruptcy Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

(3) Pursuant to section 1123(a)(1) of the Bankruptcy Code, classes of DIP Facility Claims, Administrative Claims and Priority Tax Claims are not required to be designated.

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contains only Claims or Interests that are substantially similar to the other
Claims or Interests within that Class. Claims against Debtors are classified separately in PhoneTel Classes 1 through 5 for PhoneTel; Cherokee Classes 1 through 5 for Cherokee. Interests in Debtors are classified separately in PhoneTel Classes 6 through 8 for PhoneTel and Cherokee Class 6 for Cherokee. Such classification is proper under section 1122(a) because each Claim in each Class of Claims is substantially similar to the other Claims in such Class and each Interest is substantially similar to the other Interests in such Class. In accordance with sections 1123(a)(2) and (3) of the Bankruptcy Code, Article III of the Plan specifies all Classes of Claims and Interests that are not impaired under the Plan and specifies the treatment of all Classes of Claims and Interests that are impaired under the Plan. In accordance with section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.

         b. SECTION 1123(a)(5) -- ADEQUATE MEANS FOR IMPLEMENTATION OF THE PLAN.

      Article IV and various other provisions of the Plan provide adequate means for the Plan's implementation. Those provisions relate to, among other things:
(i) the cancellation of Existing Securities; (ii) the issuance of New Securities in PhoneTel in exchange for Senior Notes and Old Securities; (iii) the vesting of Debtors' property in the applicable Reorganized Debtor; (iv) the selection by the Unofficial Noteholders' Committee of four (4) of the five (5) directors of Reorganized Debtors; and (v) the entering into the Exit Facility in order to permit Debtors to pay obligations existing on the Confirmation Date and to maintain operations.

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         c. SECTION 1123(a)(6) -- PROHIBITION AGAINST THE ISSUANCE OF NONVOTING
            EQUITY SECURITIES.

      The Plan provides for the amendment of the articles of incorporation and code of regulations or by-laws of each Debtor to prohibit the issuance of non-voting equity securities. Accordingly, the Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan prohibit the issuance of any nonvoting securities.

         d. SECTION 1123(a)(7) -- SELECTION OF DIRECTORS AND OFFICERS IN A MANNER CONSISTENT WITH THE INTERESTS OF CREDITORS AND EQUITY SECURITY HOLDERS AND PUBLIC POLICY.

      Section IV.D. of the Plan provides that the Unofficial Noteholders' Committee will appoint four (4) of the five (5) directors of Debtors and that the existing officers of Debtors shall initially serve in their current capacities after the Consummation Date. The Plan also provides that all Allowed Claims, other than Claims relating to the Senior Notes and the Claims of Cerberus pursuant to the Cerberus Settlement, will be paid in full in the ordinary course. Accordingly, the constituency of the Unofficial Noteholders' Committee is the principal party with an interest in the performance of the officers and directors of the Reorganized Debtor. In light of the foregoing, the manner of selection of the directors and officers of the Reorganized Debtors is consistent with the interests of the holders of Claims and public policy.

         e. SECTION 1123(b)(1)-(2) -- IMPAIRMENT OF CLAIMS AND INTERESTS AND ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

      In accordance with section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VIII of the Plan provides for the assumption of the Executory Contracts and Unexpired Leases of Debtors that have not been previously assumed

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or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of the Bankruptcy Court.

         f. SECTION 1123(b)(3) -- RETENTION, ENFORCEMENT AND SETTLEMENT OF CLAIMS HELD BY DEBTORS.

      Section IV.F. of the Plan provides that, except as provided in the Plan or in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Debtors will retain and may enforce any claims, demands, rights and causes of action that either Debtor may hold against any entity.

         g. SECTION 1123(b)(5) -- MODIFICATION OF THE RIGHTS OF HOLDERS OF
            CLAIMS.

      Article III of the Plan modifies or leaves unaffected, as the case may be, the rights of holders of each Class of Claims.

         h. SECTION 1123(b)(6) -- OTHER PROVISIONS NOT INCONSISTENT WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

      The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article VI of the Plan governing the issuance of securities;
(ii) the provisions of Article VII of the Plan governing distributions on account of Allowed Claims or Allowed Interests; (iii) the provisions of Article IX of the Plan establishing procedures for resolving Disputed Claims or Disputed Interests and making distributions on account of such Disputed Claims or Disputed Interests once resolved; and (iv) the provisions of Article XII of the Plan regarding retention of jurisdiction by the Court over certain matters subsequent to the Consummation Date.

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         2. SECTION 1129(a)(2) -- COMPLIANCE WITH APPLICABLE PROVISIONS OF THE
            BANKRUPTCY CODE.

         Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with section 1126 of the Bankruptcy Code and Bankruptcy Rule 3018. Debtors and their respective directors, officers, employees, agents and professionals, as applicable, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

         3. SECTION 1129(a)(3) -- PROPOSAL OF THE PLAN IN GOOD FAITH.

         Debtors proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based on the uncontroverted evidence presented at the Confirmation Hearing, the Bankruptcy Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing Debtors and maximizing the returns available to holders of Allowed Claims against Debtors. Moreover, the Plan itself, and the arms' length negotiations between Debtors and the Unofficial Noteholders' Committee leading to the Plan's formulation, and the negotiations leading to the Cerberus Settlement, as well as the overwhelming support of creditors for the Plan, provide independent evidence of Debtors' good faith in proposing the Plan.


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         4. SECTION 1129(a)(4) -- BANKRUPTCY COURT APPROVAL OF CERTAIN PAYMENTS
            AS REASONABLE.

         Section XIV.A. of the Plan provides that Professionals or other entities asserting a Professional Fee Claim for services rendered before the Consummation Date must file and serve on Debtors and their counsel an application for final allowance of such Fee Claim no later than 45 days after the Consummation Date, which the Court will review for reasonableness under sections 328 and 330 of the Bankruptcy Code and any applicable case law. Section XII of the Plan provides that this Court will retain jurisdiction after the Consummation Date to grant or deny applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Consummation Date.

         5. SECTION 1129(a)(5) -- DISCLOSURES REGARDING PROPOSED DIRECTORS AND OFFICERS, AND COMPENSATION OF INSIDERS AND CONSISTENCY WITH THE INTERESTS OF CREDITORS AND PUBLIC POLICY.

         Debtors, as Proponents of the Plan, have disclosed during the Confirmation Hearing the identity and affiliations of the individuals proposed to serve, after Confirmation of the Plan, as directors and officers of the Reorganized Debtors, and the appointments to and continuance in such offices of such individuals are consistent with the interests of Creditors and Interest holders and with public policy. Debtors, as proponents of the Plan, have also disclosed the identity of all insiders that will be employed or retained by Reorganized Debtors, and the nature of any compensation for such insider.

         6. SECTION 1129(a)(6) -- APPROVAL OF RATE CHANGES.

         The Plan does not change rates over which any regulatory commission has or will have jurisdiction after Confirmation.


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         7. SECTION 1129(a)(7) -- BEST INTERESTS OF HOLDERS OF CLAIMS AND
            INTERESTS.

         With respect to each impaired Class of Claims and Interests for each Debtor, each holder of a Claim or Interest in such impaired Class has accepted the Plan or, as demonstrated by the Disclosure Statement and other evidence presented at the Confirmation Hearing, will receive or retain under the Plan on account of such Claim or Interest property of a value as of the Consummation Date (which is the effective date of the Plan) that is not less than the amount such holder would receive or retain if the applicable Debtor were liquidated on the Consummation Date under chapter 7 of the Bankruptcy Code.

         8. SECTION 1129(a)(8) -- ACCEPTANCE OF THE PLAN BY EACH IMPAIRED CLASS.

         As set forth in detail in the Voting Declaration, each impaired Class of Claims or Interests under the Plan that was entitled to vote accepted the Plan by the requisite majorities in amount and number. Specifically, of the 204 holders of Senior Note Claims in PhoneTel Class 5 and Cherokee Class 5 actually voting, 203 voted to accept the Plan, which represents an acceptance rate in excess of 99% by number. In addition, such accepting holders hold $103,045,000 out of $103,195,000 in Senior Note Claims voting on the Plan, which also represents an acceptance rate in excess of 99% by amount. Finally, holders of Old Preferred Stock Interests in PhoneTel Class 6 voted unanimously to accept the Plan. In addition, unimpaired Classes of Claims are conclusively presumed to have accepted the Plan. Accordingly, section 1129(a)(8) of the Bankruptcy Code has been satisfied with respect to all voting Classes of Claims and all unimpaired Classes of Claims.

                  Because they will receive little or no property or other distribution under the Plan, the holders of Interests in PhoneTel Classes 7 and 8 are conclusively presumed to have rejected the Plan.


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Debtors have invoked the "cramdown" requirements of section 1129(b) with respect to each, of these classes. (See Section I.B. 15 below.)

         9. SECTION 1129(a)(9) -- TREATMENT OF CLAIMS ENTITLED TO PRIORITY PURSUANT TO SECTION 507(a) OF THE BANKRUPTCY CODE.

         The Plan provides for treatment of Allowed Administrative Claims, Priority Tax Claims and Priority Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code.

         10. SECTION 1129(a)(10) -- ACCEPTANCE BY AT LEAST ONE IMPAIRED CLASS.

         As indicated in the Voting Declaration and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.

         11. SECTION 1129(a)(11) -- FEASIBILITY OF THE PLAN.

         As established at the Confirmation Hearing and in the Brief and the Memorandum of Law, Debtors have demonstrated that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. Accordingly, the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

         12. SECTION 1129(a)(12) -- PAYMENT OF BANKRUPTCY FEES.

         Section XIV.B. of the Plan provides that all fees payable pursuant to 28 U.S.C. ss. 1930 will be paid on or before the Consummation Date.

         13. SECTION 1129(a)(13) -- RETIREE BENEFITS.

         Section VIII.E. of the Plan provides for the continuation of all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code at the level established pursuant to section 1114(e)(1)(B) or (g) of the Bankruptcy Code for the duration of the period Debtors have obligated themselves to provide such benefits.


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         14. BANKRUPTCY RULE 3016(a).

         The Plan is dated and identifies Debtors as the entities submitting and filing the Plan.

         15. SECTION 1129(b) - CONFIRMATION OF PLAN OVER NONACCEPTANCE OF IMPAIRED CLASS.

         Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan is confirmed notwithstanding that the Interests classified in PhoneTel Classes 7 and 8 are impaired and that such holders are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan does not discriminate unfairly and is fair and equitable with respect to the holders of Interests in such Classes. Except as otherwise provided in the Cerberus Settlement, no holder of Interests junior to the Interests classified in PhoneTel Class 7 will receive or retain any property under the Plan on account of such junior Interests, and no Class of Claims or Interests senior to PhoneTel Class 8 is receiving more than full payment on account of the Claims or Interests in such classes.

         16. SECTION 1129(d) -- PURPOSE OF PLAN.

         The primary purpose of the Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act, and there has been no objection filed by any governmental unit asserting such avoidance.

      C. SATISFACTION OF CONDITIONS TO CONFIRMATION.

         Each of the conditions precedent to the entry of this Confirmation Order, as set forth in Section X.A of the Plan, has been satisfied.

      D. JURISDICTION AND VENUE.

         The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. section section 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. section 157(b)(2). Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue of the Chapter 11 Cases


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in the United States Bankruptcy Court for the Southern District of New York was
proper as of the Petition Date, pursuant to 28 U.S.C. Section 1408, and continues to be proper.

      E. COMPLIANCE WITH SECTION 1125(e) OF THE BANKRUPTCY CODE.

         Pursuant to section 1125(e) of the Bankruptcy Code, the Debtors' solicitation of acceptances of the Plan were in good faith and in compliance with applicable provisions of the Bankruptcy Code. Accordingly, the Debtors and their respective directors, officers, employees, agents and professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code.

      F. EXEMPTIONS FROM TAXATION.

         Pursuant to section 1146(c) of the Bankruptcy Code: (1) the creation of any mortgage, deed of trust, lien, or other security interest; (2) the making or assignment of any lease or sublease; or (3) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any restructuring, will not be subject to any stamp tax, real estate transfer tax or similar tax and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

      G. COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE.

         As set forth in Section I.B. of this Confirmation Order, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.


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      H. CORPORATE ISSUES.

         Debtors have disclosed all material facts regarding: (1) the selection of the directors and officers of Reorganized Debtors; (2) the distribution of cash pursuant to the Plan; (3) the continued corporate existence of Debtors after the Consummation Date; and (4) the other matters provided for under the Plan involving the corporate structure of any Debtor or corporate action to be taken by or required of any Debtor.

      I. ASSUMPTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

         Each pre- or post-Confirmation assumption of an Executory Contract or Unexpired Lease pursuant to Sections VIII.A. and VIII.C. of the Plan shall be legal, valid and binding upon the applicable Debtor and all non-Debtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

II. ORDER.

         ACCORDINGLY, THE COURT HEREBY ORDERS, ADJUDGES AND DECREES THAT:

      A. CERBERUS SETTLEMENT APPROVED; OBJECTIONS OVERRULED; CONFIRMATION OF THE PLAN.

         The Cerberus Settlement hereby is approved. The parties shall enter into documents and instruments consistent with the terms of the Cerberus Settlement. The issuer of the note contemplated by the Cerberus Settlement shall be the Reorganized Debtors. To the extent that any objections to confirmation of the Plan have not been withdrawn or otherwise disposed of on or before


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the date hereof, all such objections shall be, and hereby are, overruled and all withdrawn objections shall be, and hereby, are deemed withdrawn with prejudice, PROVIDED, HOWEVER, that the U.S. Trustee Objection with respect to the scope of the exculpation provision of the Plan is reserved for decision in accordance with the briefing schedule announced at the Confirmation Hearing and shall be the subject of a separate order of this Court. The Plan and, with the exception of Section XIV.G. of the Plan, each of its provisions shall be, and hereby are, confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order and the exhibits hereto, the terms of this Confirmation Order and such exhibits will control.

      B. EFFECTS OF CONFIRMATION.

         1. IMMEDIATE EFFECTIVENESS; SUCCESSORS AND ASSIGNS.

         Pursuant to Bankruptcy Rule 9014, Bankruptcy Rule 7062 shall not apply to this Order. Subject to the foregoing and the provisions of Article XIV of the Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be, and hereby are, deemed binding upon Debtors, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-debtor parties to Executory Contracts and Unexpired Leases with any Debtors and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.


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         2. CANCELLATION OF EQUITY SECURITIES.

         On the Consummation Date, all equity securities of PhoneTel shall be, and hereby are, canceled and of no further force and effect without the need for any further action on the part of any Debtor. The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof other than as set forth in the Plan.

      C. PROFESSIONAL FEE CLAIMS BAR DATE.

         Professionals or other entities asserting a Professional Fee Claim for services rendered through the Consummation Date must File and serve on Debtors and their counsel an application for final allowance of such Professional Fee Claim no later than 45 days after the Consummation Date.

      D. MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

         1. REORGANIZED DEBTORS; VESTING OF ASSETS.

         Each Reorganized Debtor shall continue to exist after the Confirmation Date as a separate corporate entity. Each Reorganized Debtor shall have all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. On the Confirmation Date, all assets of each Debtor shall revest in the applicable Reorganized Debtor. As of the Confirmation Date, all property of each Reorganized Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or this Confirmation Order, including the Cerberus Settlement.


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         2. MANAGEMENT OF REORGANIZED DEBTORS.

         On and after the Consummation Date, the boards of directors of Reorganized Debtors shall have the responsibility for the management, control and operation of Reorganized Debtors.

         3. RIGHTS, POWERS, AND DUTIES OF REORGANIZED DEBTORS.

            a. Upon the Consummation Date, Reorganized Debtors shall have such power and authority granted by common law or any applicable statute necessary to implement the Plan.

            b. Reorganized Debtors shall have full authority to prosecute and defend any causes of action affecting the operation of the Plan which may arise under the provisions of the Bankruptcy Code and/or any applicable state law including, but not limited to, those causes of action set forth in sections 542 through 553 of the Bankruptcy Code, subject to the provisions of Section IV.F. of the Plan and any Final Order entered by the Bankruptcy Court prior to the Confirmation Date. Except as provided in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized Debtors shall retain and may enforce any claims, rights, and causes of action that Debtors may hold against any entity, subject to the provisions of Section IV.F. of the Plan and any Final Order entered by the Bankruptcy Court prior to the Confirmation Date. Reorganized Debtors may pursue such retained claims, rights, or causes of action, as appropriate, in accordance with the best interests of Reorganized Debtors.

            c. Reorganized Debtors shall have full authority to do and perform all acts, to execute all documents, and to make all payments and disbursements of funds appropriate and necessary to be done, executed, performed, paid, and disbursed by the provisions of the Plan.


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            d. After the Consummation Date, attorneys, accountants and other persons employed or retained by Reorganized Debtors may be paid in the ordinary course of business.

         4. APPROVAL OF EXECUTORY CONTRACT AND UNEXPIRED LEASE PROVISIONS.

            a. The Executory Contract and Unexpired Lease provisions of Article VIII of the Plan shall be, and hereby are, specifically approved and incorporated herein by this reference. Debtors shall include with the Notice of Confirmation (defined below) a provision requiring all non-debtor parties to Executory Contracts and Unexpired Leases to serve notice on Debtors within thirty (30) days of the date of mailing of such Notice of Confirmation of the existence of any defaults under such Executory Contracts or Unexpired Leases. Such defaults to the extent they are undisputed shall be cured within thirty
(30) days of the receipt of the applicable notice of default.

            b. Executory Contracts and Unexpired Leases entered into or assumed and other obligations incurred after the Petition Date by any Debtor shall be performed by the Debtor liable thereunder in the ordinary course of its business. Accordingly, such Executory Contracts and Unexpired Leases and other obligations shall survive and remain unaffected by entry of this Confirmation Order.

      E. ACTIONS IN FURTHERANCE OF THE PLAN.

         The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order, including the Cerberus Settlement. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Confirmation Order, Reorganized Debtors shall be, and hereby are, authorized and empowered to take any and all such actions as any of their officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan, this Confirmation Order or the Cerberus Settlement.

         F. DISCHARGE, TERMINATION, AND SUBORDINATION RIGHTS.

            1. DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS.

         Except as otherwise provided in the Plan, this Confirmation Order or the Cerberus Settlement, pursuant to section 1141(d)(1)(A) of the Bankruptcy Code, upon the Confirmation Date, Debtors shall be discharged and released from any and all Claims and Interests.

            2. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED
               CLAIMS AND CONTROVERSIES.

               a. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan shall be, and hereby are, discharged and terminated, and all actions related to the enforcement of such subordination rights shall be, and hereby are permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights

            b. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim, or any distribution to be made pursuant to the Plan on account of such Claim. The compromise or settlement of all such claims or controversies shall be, and hereby is, approved.

         G. SPECIAL PROVISIONS RESOLVING U.S. TRUSTEE OBJECTION.

            Article XIV.B. of the Plan is hereby amended to provide that Debtors' liability for the United States Trustee quarterly fees shall be governed exclusively by 28 U.S.C. Section 1930(a).

            The Reorganized Debtors shall be responsible for: (1) filing with the Court and the United States Trustee all post-confirmation operating reports, pursuant to Local Bankruptcy Rule 3021-1; and (2) payment of all United States Trustee quarterly fees, assessed pursuant to 28 U.S.C. Section 1930(a), until the Chapter 11 Cases are converted, dismissed, or a final decree is entered.

            Any party other than the Reorganized Debtors who will make cash distributions under the Plan shall post a surety bond in an amount equal to 110% of the cash held by such disbursing party, which bond shall not be cancelled except upon prior notice to the United States Trustee and the Court.

         H. SPECIAL PROVISION RESOLVING TEXAS TAXING AUTHORITIES OBJECTION

         In accordance with the Plan, the claims of the Texas Taxing Authorities against Debtors are unimpaired under the Plan. The claims of the Texas Taxing Authorities are secured claims to the extent permitted by applicable state law and any liens existing under such applicable state law shall continue until such claims are paid in full. In addition, the claims of the Texas Taxing Authorities shall include interest in accordance with applicable state law.

         I. SPECIAL PROVISIONS REGARDING ENTRY OF A FINAL DECREE CLOSING THE CHAPTER 11 CASES.

            It is contemplated that as soon as practicable after the completion of all distributions under the Plan, this Court shall be able to enter a final decree closing the Chapter 11 Cases.

         J. RETENTION OF JURISDICTION.

            Notwithstanding the entry of this Confirmation Order or the occurrence of the Consummation Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases as is legally permissible, including jurisdiction over the matters set forth in Article XII of the Plan, which provisions are incorporated herein by reference.

         K. NOTICE OF ENTRY OF CONFIRMATION ORDER.

            1. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), Debtors shall be, and hereby are, directed to serve a notice of the entry of this Confirmation Order and the establishment of bar dates for Professional Fee Claims hereunder, substantially in the form of Exhibit B attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, no later than 45 days after the Confirmation Date; provided, however, that Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date.

            2. Debtors shall be, and hereby are, directed to publish the Confirmation Notice once in the national edition of The Wall Street Journal no later than 30 days after the Confirmation Date.

         L. WAIVER OF SECTION 341 MEETING OF CREDITORS

            Pursuant to Section 105 of the Bankruptcy Code, this Court waives the meeting of creditors provided for by Section 341 of the Bankruptcy Code.

Dated: October ____,1999              _____________________________________
                                      THE HONORABLE TINA L. BROZMAN
                                      CHIEF UNITED STATES BANKRUPTCY JUDGE

APPROVED:

-------------------------               --------------------------------
Lee D. Powar                            Steven R. Gross
Counsel for Debtors                     Counsel for the Unofficial Noteholders'
                                        Committee

-------------------------               ------------------------------
William S. Katchen                      Jeffrey Hermann
Counsel for Cerberus                    Counsel for Foothill Capital Corporation


-------------------------
Scott S. Markowitz
Counsel for the Landlords

                                    EXHIBIT A
                                    ---------

                           PHONETEL TECHNOLOGIES, INC.
                           ---------------------------

                     Cerberus Settlement Proposal Term Sheet

                                October 18, 1999

                 CONFIDENTIAL: FOR SETTLEMENT PURPOSES ONLY AND
                 ----------------------------------------------
               IN FULL SATISFACTION OF CERBERUS' POTENTIAL CLAIMS
               --------------------------------------------------


Plan Distributions...........................         Cerberus will have an allowed claim to be
                                                      treated in accordance with the provisions set
                                                      forth below.  The distributions pursuant to the
                                                      prepackaged reorganization plan to Cerberus as
                                                      a member of PhoneTel Class 7 shall instead be
                                                      made to Reorganized PhoneTel and cancelled.

Description of Security......................         Note subordinated to Foothill Exit Facility and
                                                      subordinated to permitted additional debt

Face Amount..................................         $1,000,000

Issuer.......................................         Reorganized PhoneTel

Interest Rate................................         5% PIK, accrued annually and payable at
                                                      maturity

Permitted Senior Debt (Institutional - not            $60 million
including trade).............................

Term.........................................         5 years from consummation of the prepackaged
                                                      reorganization plan

Events of Default............................         Acceleration of Foothill Exit Facility

Collateral...................................         Junior to Foothill Exit Facility and additional
                                                      permitted senior debt, but only if such lien is
                                                      consented to by Foothill

Call Schedule................................

     Anytime during Year 1                            50% of par plus accrued interest
     Anytime during Year 2                            65% of par plus accrued interest
     Anytime during Year 3                            80% of par plus accrued interest
     Anytime during Year 4 and 5                      100% of par plus accrued interest


SUBJECT TO FINAL DOCUMENTATION
------------------------------

                           PHONETEL TECHNOLOGIES, INC.
                           ---------------------------

                     Cerberus Settlement Proposal Term Sheet
                                October 18, 1999

                 CONFIDENTIAL: FOR SETTLEMENT PURPOSES ONLY AND
                 ----------------------------------------------
               IN FULL SATISFACTION OF CERBERUS' POTENTIAL CLAIMS
               --------------------------------------------------

AGREED AND ACCEPTED TO BY:
--------------------------

------------------------------------
------------------------------------           ---------------------------------
By: PHONETEL TECHNOLOGIES, INC.                By: CERBERUS CAPITAL


UNOFFICIAL NOTEHOLDERS' COMMITTEE
------------------------------------


------------------------------------           ---------------------------------
By: AMERICAN EXPRESS FINANCIAL CORP.           By:  CIBC WORLD MARKETS


------------------------------------
By: PACHOLDER ASSOCIATES, INC.


CONSENTED TO BY:
----------------


------------------------------------
By: FOOTHILL CAPITAL CORPORATION

                                    EXHIBIT B
                                    ---------

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------x
In re:                                            :    Chapter 11
                                                  :    Case No. 99-B-10384 (TLB)
PHONETEL TECHNOLOGIES, INC., et al.,              :    Case No. 99-B-10385 (TLB)
                                                  :    (Jointly Administered)
                                                  :
                   Debtors.                       :
EIN 34-1462198                                    :
---------------------------------------------------x

          NOTICE OF ENTRY OF ORDER CONFIRMING THE JOINT REORGANIZATION
                PLAN OF PHONETEL TECHNOLOGIES, INC. AND CHEROKEE
                     COMMUNICATIONS, INC. DATED MAY 11, 1999
                     ---------------------------------------

         PLEASE TAKE NOTICE that on October ___, 1999 the Honorable Tina L. Brozman, Chief Judge of the United States Bankruptcy Court for the Southern District of New York, entered an order (the "Confirmation Order") confirming the Joint Reorganization Plan of PhoneTel Technologies, Inc. and Cherokee Communications, Inc. ("Debtors") Dated May 11, 1999 (the "Plan").

         PLEASE TAKE FURTHER NOTICE that except as otherwise expressly provided in the Plan or the Confirmation Order, the issuance of the Confirmation Order operates as a discharge, pursuant to section 1141(d) of the Bankruptcy Code(4), of all Interests in and Claims against Debtors that arose prior to the Confirmation Date.

         PLEASE TAKE FURTHER NOTICE that in accordance with section 524 of the Bankruptcy Code, the discharge provided by the Plan, the Confirmation Order and section 1141 of

--------

(4) Capitalized terms not defined herein shall have the meanings given such terms in the Plan.

the Bankruptcy Code acts as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims so discharged.

         PLEASE TAKE FURTHER NOTICE that in accordance with section 1141(a) of the Bankruptcy Code, the Plan and the Confirmation Order bind all holders of Interests in and Claims against Debtors, and any other party-in-interest, regardless of whether the Claims or Interests of such holders (i) are in a Class that is impaired under the Plan, (ii) have accepted the Plan, or (iii) have filed a proof of claim or proof of interest.

         PLEASE TAKE FURTHER NOTICE that any non-debtor parties claiming a default under any Unexpired Lease or Executory Contract shall on or before thirty (30) days give notice to the undersigned counsel to Debtors of such defaults.

         PLEASE TAKE FURTHER NOTICE that all applications (the "Final Fee Applications") for a final allowance of compensation and reimbursement of expenses filed by holders of Professional Fee Claims for the period through the Consummation Date shall be filed no later than forty-five (45) days after the Consummation Date or such later date as the Court shall approve.

Dated: New York, New York          HAHN, LOESER & PARKS LLP
       October ____, 1999          Lee D. Powar (OH ID #0033679)
                                   Jeffrey M. Levinson (OH ID #0046746)
                                   3300 BP Tower
                                   200 Public Square
                                   Cleveland, Ohio 44114-2301
                                   (216) 621-0150

                                   STROOCK & STROOCK & LAVAN LLP
                                   Lawrence M. Handelsman (LMH-6957)
                                   Christopher R. Donoho, III (CD-4035)
                                   180 Maiden Lane
                                   New York, New York 10038-4982
                                   (212) 806-5400

                                   ATTORNEYS FOR PHONETEL TECHNOLOGIES, INC. AND CHEROKEE COMMUNICATIONS, INC.


                                        3